UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2022
__________________________
ASCEND WELLNESS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-254800	83-0602006
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1411 Broadway
16th Floor
New York, NY 10018

(Address of principal executive offices)
(646) 661-7600
(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below).

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On June 30, 2022, Ascend Wellness Holdings, Inc. (the “Company”) signed a definitive agreement to close on $28,500,000 of additional funding (the “Incremental Commitment”) pursuant to the increase option under the Credit Agreement, dated August 27, 2021, among the Company, the lenders party thereto and Acquiom Agency Services LLC, as administrative agent and collateral agent, for which Seaport Global Securities LLC acted as placement agent (the “Credit Agreement”). The Company previously drew an initial term loan of $210,000,000 in August 2021 and $36,500,000 in May 2022 (together with the Incremental Commitment, the “Debt Facility”). Upon closing of the Incremental Commitment, the total raised under the Credit Agreement will be $275,000,000.
The Debt Facility matures on August 27, 2025 and does not require scheduled principal amortization payments. Mandatory prepayments are required from the proceeds of (i) indebtedness that is not permitted by the Credit Agreement and (ii) asset sales and casualty events, subject to customary reinvestment rights. The Company may prepay the Debt Facility at any time, provided that principal prepayments (a) prior to February 27, 2023 must be accompanied by a customary make-whole payment, (b) on and after such date and prior to February 27, 2024 must be accompanied by a prepayment premium equal to 4.75% of the principal amount prepaid and (c) on and after February 27, 2024 and prior to February 27, 2025, must be accompanied by a prepayment premium equal to 2.375% of the principal amount prepaid. No prepayment premium is required for prepayments on or after February 27, 2025. Once repaid, amounts borrowed under the Debt Facility may not be re-borrowed.
In connection with the Incremental Commitment, the lenders were offered an 8% original issuance discount or a 4% original issuance discount plus warrants equating to 20% coverage. Advances made under the Debt Facility bear interest at the fixed rate of 9.5% per annum, payable quarterly and, as to any portion of the term loan that is prepaid, on the date of prepayment.
The Credit Agreement permits the Company to request an extension of the maturity date for 364 days in the lenders’ discretion.
Under the Credit Agreement, the Company is required to comply with two financial covenants, commencing with its fiscal quarter ending December 31, 2021. The Company may not permit its Liquidity (defined as unrestricted cash and cash equivalents pledged under the Debt Facility plus any future revolving credit availability) to be below $20,000,000 as of the last day of any fiscal quarter. Additionally, the Company may not permit the ratio of consolidated EBITDA to consolidated cash interest expense for any period of four consecutive fiscal quarters to be less than the following ratios: (i) for the period ending December 31, 2021, 2.00:1.00, (ii) for the period ending March 31, 2022, 2.25: 1:00 and (iii) for the period ending June 30, 2022 and thereafter 2.50:1.00. The Company has a customary equity cure right for each of these financial covenants.
The Credit Agreement requires the Company to make representations and warranties and to comply with covenants that are customary in loan agreements of this type, including restrictions on the payment of dividends, repurchase of stock, incurrence of indebtedness, dispositions and acquisitions. The Credit Agreement also contains customary events of default, including non-payment of principal or interest, violations of covenants, bankruptcy, change of control, cross defaults to other debt and material judgments.
The Company intends to use the proceeds from the Incremental Commitment for working capital and general corporate purposes, including, but not limited to, growth investments, acquisitions, capital expenditures, and other strategic initiatives.
The Debt Facility is guaranteed by all the Company’s subsidiaries. The Debt Facility is secured by substantially all the assets of the Company and its subsidiaries.
The foregoing description of the Credit Agreement is subject to and qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02.    Unregistered Sales of Equity Securities.
In connection with the Incremental Commitment, the lenders will receive approximately 3.1 million warrants. An additional approximately 645,000 warrants may be received by one lender, at its option, based on whether that lender elects to receive an 8% original issuance discount or a 4% original issuance discount plus warrants equating to 20% coverage.

Each warrant is exercisable for one share of Class A common stock of the Company, par value $0.001, at an exercise price of $3.10 per share, on or about June 30, 2022. The warrants are immediately exercisable. Cashless exercise is permitted only if there is no effective registration statement registering the resale of the shares issued upon exercise of the warrants. The Company will have the option to require warrant holders to exercise the warrants if, after the first anniversary of the issuance, the 30 day volume weighted average price of the Company’s Class A common stock exceeds $6.50 per share. The exercise price of the warrants is subject to adjustment under a customary anti-dilution provision. The issuance of the warrants was made pursuant to the exemptions from registration contained in Section 506(b) of Regulation D and Regulation S under the Securities Act of 1933, as amended.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description
10.1
Credit Agreement, dated August 27, 2021, by and among Ascend Wellness Holdings, Inc., group of lenders and Acquiom Agency Services LLC, as administrative agent and collateral agent (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed with the SEC on September 1, 2021)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ascend Wellness Holdings, Inc.
July 5, 2022	/s/ Daniel Neville
Daniel Neville Chief Financial Officer (Principal Financial Officer)
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